Exhibit 5.1

Simpson Thacher & Bartlett LLP
2475 HANOVER STREET PALO ALTO, CA 94304

TELEPHONE: +1-650-251-5000 FACSIMILE: +1-650-251-5002
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May 17, 2019

CBRE Group, Inc.

400 South Hope Street, 25th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as counsel to CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 9,900,000 shares (the “Shares”) of Class A common stock, par value $.01 per share (the “Common Stock”), which may be issued pursuant to the CBRE Group, Inc. 2019 Equity Incentive Plan (the “Plan”).

We have examined the Registration Statement, a form of the share certificate representing the Common Stock and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we also have examined, and have relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

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Simpson Thacher & Bartlett LLP
CBRE Group, Inc.	- 2 -	May 17, 2019

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery of the Shares in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP